[LOGO]                             Dealer Lease Plan Agreement
GE Capital

      The Agreement is entered into by and between GENERAL ELECTRIC CAPITAL AUTO LEASE, INC. (GECAL), located at P.O. Box 310, Barrington, Illinois 60011, and the undersigned ("Dealer").

      1. DEALER FEE. Unless previously remitted, DEALER shall pay to GECAL, upon execution of this Agreement a non-refundable fee of $

      2. PURCHASE OF LEASES.

            a. Purchase Price. GECAL small purchase a lease and leased vehicle for a sum agreed upon between GECAL and DEALER.

            b. Payment Of Purchase Price. GECAL shall become obligated to purchase the lease and leased vehicle on the date GECAL has received all of the following items and the purchase price shall be payable within 10 days after such date:

                  (1) The subject lease which

                        (a) is in a correct and complete form in accordance with
                  GECAL's instructions;

                        (b) has been duly and properly executed by lessee and
                  DEALER;

                        (c) has been duly and properly assigned by DEALER to
                  GECAL; and

                        (d) has been issued an approval number within the 60 day
                  period preceding receipt of the lease by GECAL.

                  (2) All other documents in an acceptable form and information which GECAL may require in connection with the subject lease transaction; and

                  (3) All monies received by DEALER from the leasee prior to, at the time of, or subsequent to lease execution and vehicle and vehicle delivery dexcept for (a) amounts necessary to pay appropriate government entities for the registration and titling of the leased vehicle if DEALER is to perform such function, and (b) other amounts as directed by GECAL.

            c. Joint Payees. GECAL reserves the right to make any check ordraft jointly payable to DEALER and to any third person who either holds a security interest in the inventory assets of DEALER or who sold the leased vehicle to DEALER.

      3. MECHANICAL BREAKDOWN PROTECTION CONTRACTS.

            a. Acceptability Of MBP Contract. Dealer may sell to the lessee a mechanical breakdown protection contract ("MBP Contract") covering the leased vehicle subject to the acceptability of the form, administrator, if any, and underwriter of the MBP Contract to GECAL.

            b. Cancellation of MBP Contract. Whether an acceptable MBP Contract is sold to the lessee for cash or the cash price therefor is financed in connection with the lease, DEALER agrees that the MBP Contract shall be cancellable upon the demand of either the lessee, in which case DEALER shall immediately notify GECAL thereof, or GECAL or by operation of law. In the event of any such cancellation the lessee shall be entitled to a refund credit of the unearned portion of the cash price as provided in the MBP Contract or lease or as otherwise required by law, whichever provides for the greatest refund credit. DEALER's liability under this paragraph shall be limited to that amount DEALER collected and retained or otherwise received in connectin with the sale of the MBP Contract which is determined by the foregoing standards to be subject to refund. DEALER shall remit its portion of the credit to the lessee. GECAL or some third party within 16 days of cancellation as directed by GECAL. Such refund credit may, if so provided in the lease, be subject to GECAL's security interest therein.

      4. DEALER LIABILITY FOR LESSEE DEFAULT.

            a. New Vehicle Lease. Where the lessed vehicle is a new vehicle, DEALER shall not be liable for any deposit of the lessee under a lease which occurs after the date GECAL becomes obligated to purchase the lease and leased vehicle pursuant to paragraph 2b.

            b. Used Vehicle Lease. Where the leased vehicle is a used vehicle and for any casue or reason the lease becomes in default or the Lessee otherwise refuses to perform thereunder within 90 days of the due date of the initial lease payment billed by GECAL. DEALER shall repurchase the lease and leased vehicle upon GECAL's tendering the vehicle to DEALER not more than 30 days after the expiration of such 90 day period.

      5. DEALER'S GENERAL WARRANTIES. So long as this agreement is in effect, DEALER warrants, covenants and agrees that:

            a. If it is a corporation, and is good standing in the state of its incorporation and it has obtained the necessary resolution of its Board of Directors and, if required, the necessary shareholders, ratification of the making of this agreement.

            b. It is prior to entering into a lease which is subsequently assigned to GECAL licensed and authorized to enter into such lease in the state or states where the provisions of the lease are negotiated, the lease is executed and the leased vehicle is delivered.

            c. If it conducts business under a fictitious trade name or trade style, that it has and will comply with all applicable laws relating to the doing of business under a fictitious trade name or trade style.

            d. It shall not represent that it is the agent of GECAL.

      6. DEALER'S SPECIFIC WARRANTIES AS TO EACH LEASE. As to each lease purchased by GECAL, DEALER further warrants that as of the date GECAL becomes obligated to purchase the lease and issued vehicle:

            a. DEALER has good title to the lease and the leased vehicle both of which shall be free and clear from all liens and encumbrances.

            b. DEALER has complied with all applicable state, federal and local laws and regulations or relating to the lease transaction.

            c. Neither DEALER nor any of the employees has made any oral or written promise, affirmation, warranty or representation to any lessee that is not contained in the lease including, without limiting the generality of the foregoing, any representation that the lessee has any option to purchase the leased vehicle unless such an option is contained in the Lease or any warranty which is inconsistent with or greater than any manufacturer's warrants then in effect as to the leased vehicle.

            d. Lessee is not in default under the lease.

            e. Any credit information furnished by DEALER as to the lessee is true, complete and accurate to the best of DEALER's information and belief.

            f. Lessee has no offsets or counterclaims regarding or defenses to the enforcement of the lease.

            g. Lessee has obtained prior to or contemporaneously with vehicle delivery and maintains the insurance coverage as required under the lease.

            h. Lessee excuted the lease prior to vehicle delivery and Lessee has accepted vehicle delivery.

            i. DEALER has titled and registered the leased vehicle, or has made application therefor, as instructed by GECAL.

      7. GECAL'S REMEDIES UPON DEALER DEFAULT OR BREACH OR WARRANTY. Should dealer default in the performance of any term or condition herein or should DEALER breach any warranty herein, then in addition to the rights and remedies hereinabove set forth. GECAL may demand DEALER repurchase the subject lease(s) and leased vehicle(s) purchased by GECAL from DEALER pursuant to this Agreement and the repurchase price shall be computed in accordance with paragraph 8 hereof. Should any bankruptcy or insolvency proceeding be initiated by or against DEALER, then in addition to the rights and remedies hereinabove set forth. GECAL may demand that DEALER repurchase all, or any portion of the leases and leased vehicles purchased by GECAL from DEALER pursuant to this Agreement and the repurchase price shall be computed in accordance with paragraph 8 hereof. Should suit be initiated to enforce any provision of this Agreement the prevailing party shall be entitled to an award of all costs incurred and reasonable attorney's fees.

      8. DEALER REPURCHASE OF LEASES.

            a. Repurchase Price. As to each lease which DEALER must repurchase hereunder, the repurchase price shall be the sum of the following

                  (1) The residual value of the leased vehicle;

                  (2) The aggregate of all past due lease payments; and

                  (3) The amount which is the product of the montly depreciation factor times the number of months remaining in the lease term. If the repurchase price of the lease and/or leased vehicle is, or is subsequently determined to be, a taxable event giving rise to an obligation of GECAL to pay sales or use tax to any governmental entity, said amount of tax shall also be paid upon repurchase or, if not collected at time of repurchase, upon demand for payment by GECAL.

            b. GECAL's Rights Pending Payment,Of Repurchase Price. Until the repurchase price has been received by GECAL, it is the intent of the parties that DEALER have no right, title or interest in either the lease or the leased vehicle. If, however, after demand for repurchase but prior to payment DEALER shall be deemed to have acquired an interest in a lease or vehicle giving DEALER title therein or the right to force GECAL to deliver title thereto. GECAL shall have a security interst therein under the Uniform Commercial Code as security for the performance by DEALER of its obligations hereunder, and GECAL and DEALER shall have the respective rights, remedies and obligations of a creditor and debtor with respect thereto. DEALER shall remain liable for any deficiency following disposition.

      9. SERVICE, GECAL shall have no obligation to service any vehicle leased by DEALER pursuant to this agreement. DEALER shall service or procure service through a franchised dealer affilitate of DEALER for each vehicle at the Lessee's or GECAL's request to the extent of DEALER's or its affiliate's best servicing capabilities and at prices consistent with prices charged to other customers of DEALER or its affiliate. DEALER shall perform warranty service or procure warranty service through a franchised dealer affiliate of DEALER on each leased vehicle for which DEALER or an affiliate is the manufacturer's franchised dealer as requested by GECAL or the lessee.

      10. LEASE CONTRACT FORMS. GECAL shall be under no obligation to purchase any lease which is not in a contract term acceptable to GECAL. GECAL shall furnish DEALER with standard contract forms for use by DEALER. Except that such standard contract forms shall be considered to be in preprinted form which is acceptable to GECAL. GECAL makes no representation or warranty of any kind, express or implied, with respect thereto.

      11. TERM. This Agreement shall continue in force until terminated by either party. Either party may terminate this Agreement by sending to the other party notice of termination which shall be effective three days after the mailing of such notice. Termination by either party shall not relieve DEALER or its obligations set forth therein as to any lease purchased by GECAL from DEALER pursuant to this Agreement.

      12. DEALER INDEMNITY. DEALER shall indemnify, defend and hold GECAL harmless from any claim, loss, damage, liability or expense, including court costs and attorney's fees, incurred by GECAL in connection with a lease or leased vehicle arising out of an event which occurs either prior to the date on which GECAL becomes obligated to purchase the lease and leased vehicle or subsequent to the date of repurchase thereof by DEALER pursuant to paragraph 8 hereof. This indemnity shall include strict liability proceedings.

      13. WAIVER. No failure or delay be GECAL either to exercise any right or remedy it may have or to require the existence of any condition or to require the performance of any obligation of DEALER hereunder shall operate as a waiver thereof and such right, remedy, obligation or condition shall remain in full force and effect as if such failure or delay had not occurred. Without limiting the generality of the foregoing. GECAL may excuse the failure of DEALER to execute duly and'properly the assignment provisions of a lease tendered to GECAL in which case the lease shall be deemed duly and properly assigned as of the date GECAL otherwise becomes obligated to purchase the lease and leased vehicle.

      14. APPLICABLE LAW. The interpretation and construction of this Agreement, wherever made and executed and wherever to be performed shall be governed by the laws of the State of Illinois. Should any particular provision of this Agreement, or any phrase, sentence, clause or paragraph be determined to be unenforceable by any court of competent jurisdiction such unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid, illigal or unenforceable term or condition has never been contained herein. This Agreement shall become effective upon its execution by DEALER and subsequent acceptance by GECAL at its address set forth above.

      15. NOTICES. Except as expressly permitted in this Agreement, all notices required or permitted to be given hereunder shall be in writing and shall be effective upon personal delivery or deposited in the U.S. mail, postage prepaid and properly addressed. Each party shall promptly provide the other with notice of any change in the first party's address.

      16. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties hereto pertaining to the purchase of leases by GECAL from DEALER and may not be modified other than by a written agreement executed by the party to be charged.

      17. AMENDM ENT S. This Agreement shall be amended either by a separate writing which is dated and executed by both GECAL and DEALER or by a separate writing which is forwarded to and received by DEALER from GECAL in which case the amendments contained therein shall be deemed accepted without qualification by DEALER upon the issuance, pursuant to Dealer's request, of the first lease approval numnber by GECAL following the receipt of such writing.

      18. MISCELLANEOUS. Headings inserted at the beginning of each section hereof are for convenience only and are intended to otherwise influence or affect the interrelations of any provision of this agreement.

Executed on           11 / 1 / 1989
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                                               Major Fleet & Leasing Corp.
                                           -------------------------------------
Accepted,                                          DEALER (Legal Name)
General Electric Capital Auto Lease Inc.

By:                   Title                By:                   Title

Address    P.O. Box 310                    By:                   Title
           Barrington & 60011                                          ---------

                                           Address:      1044 Northern Blvd.
                                                    ----------------------------

                                           By: Roslyn            State NY 11676
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